                                                       Exhibit 99.1
Matthews International Corporation
Corporate Office
Two NorthShore Center
Pittsburgh, PA  15212-5851
Phone: (412) 442-8200
Fax:  (412) 442-8290

Release date:  March 17, 2014

MATTHEWS INTERNATIONAL CORPORATION SIGNS
 DEFINITIVE MERGER AGREEMENT TO ACQUIRE SCHAWK, INC.
•	MERGER TO CREATE A GLOBAL LEADER IN BRAND SOLUTIONS;
•	IMPLIED PURCHASE PRICE OF $20 PER SHARE;
•	PURCHASE PRICE TO BE PAID IN COMBINATION OF CASH AND MATTHEWS’ COMMON STOCK;
•	COMBINATION EXPECTED TO ACHIEVE $35 MILLION - $45 MILLION IN ANNUAL SYNERGIES

PITTSBURGH, PA, March 17, 2014 -- Matthews International Corporation (NASDAQ GSM: MATW) (“Matthews or the “Company”) today announced that the Company has signed a definitive agreement to acquire Schawk, Inc. (“SGK”) (NYSE: SGK).  SGK is a leading global brand development, activation and brand deployment company.  SGK reported sales of $443 million for 2013 and has approximately 3,600 employees in over 20 countries.

Under the terms of the transaction, SGK stockholders will receive $11.80 cash and 0.20582 shares of Matthews’ common stock for each SGK share held.  Based on the closing price of Matthews’ stock on March 14, 2014, the transaction represents an implied price of $20.00 for each SGK share and a total enterprise value of approximately $577 million.  The exchange is intended to qualify as a tax-free reorganization on the share portion of the purchase price.

The combination is ultimately expected to achieve $35 million to $45 million in annual cost-savings synergies and is expected to be accretive to adjusted (non-GAAP) earnings per share in the first full fiscal year following the closing of the transaction, excluding non-recurring transaction-related expenses and costs to achieve synergies.

The transaction is expected to close in the quarter ending September 30, 2014 subject to approval by the shareholders of SGK, the receipt of regulatory approvals, and other customary closing conditions.  Members of the Schawk family and various Schawk family trusts, who collectively own approximately 61% of the common stock of SGK, have agreed to vote in favor of the merger.

For over 100 years, Matthews has been a leading provider to the packaging industry with the Company’s Brand Solutions products and services.  Clarence W. Schawk, who founded SGK in 1953, and David A. Schawk together have built a leading global provider of brand development and brand deployment to many of the world’s largest companies and brands.  This merger builds upon the legacies of both companies and will create a global leader in brand solutions, which includes brand development, activation, brand deployment and delivery.

Matthews International Corporation                                                                                      2 of 4                                                      March 17, 2014

Joseph C. Bartolacci, President and Chief Executive Officer of Matthews, stated:  “SGK’s geographic and product positioning is uniquely complementary to Matthews.  Our teams are also highly complementary and have exceptional talent.  With their North American presence and Asian competencies, combined with our European strength and merchandising capabilities, this alliance will create compelling new opportunities for our clients and employees in all of the markets we serve.  Through integration efforts, we expect to achieve significant cost-savings synergies, building an even stronger and more competitive business in the global brand solutions market, which is also expected to drive revenue growth.  We have a well-defined implementation plan and process for the achievement of these cost savings.  Based on SGK management-adjusted (non-GAAP) EBITDA of $55.3 million for 2013 and our expected range of synergies, the incremental annual adjusted (non-GAAP) EBITDA resulting from this transaction could be up to $100 million post-integration."

Mr. Bartolacci further stated: “David Schawk has agreed to lead the combination of SGK and our comparable Brand Solutions businesses.  SGK has done a tremendous job of establishing their brands, including Schawk!, Anthem and Brandimage.  The combination of these brands with our well-established Matthews’ brands will all be branded under the SGK name.  Under his leadership, I am confident that we will continue to expand our global reach, further strengthen our relationships with branding clients and achieve our synergy objectives.  In addition, David is expected to become a member of Matthews’ Board of Directors upon the closing of this transaction.”

David A. Schawk, Chief Executive Officer of SGK, stated: "We are excited to be partnering with Matthews International and look forward to capitalizing on the opportunities this transaction will create. With Matthews International’s trusted reputation in Europe and ours in North America, Europe and Asia Pacific, this alliance is expected to form a stronger global offering and provide greater value to our clients and the markets we serve, along with enhancing our ability to expand into key brand-development markets. Together, we will be a global market leader, with anticipated annual revenues of approximately $850 million for the combined applicable Brand Solutions businesses. We also are extremely pleased that this transaction will provide our stockholders significant value for their shares, along with the opportunity to participate in the combined company going forward.”

Evercore Group, LLC acted as financial advisor to Matthews, with Cohen & Grigsby, P.C. serving as legal counsel.

Conference Call
Matthews and SGK have scheduled a joint conference call for today (Monday, March 17, 2014) at 11:00 a.m. Eastern time. Participating in the call will be Joseph C. Bartolacci -- President and Chief Executive Officer, Matthews; David A. Schawk – Chief Executive Officer, SGK; Steven F. Nicola - Chief Financial Officer, Matthews; and Timothy J. Cunningham – Executive Vice President and Chief Financial Officer, SGK.  To participate in the call, dial 1-612-288-0340 at least ten minutes before the conference call begins and ask for the Matthews International Corporation conference call.

Matthews International Corporation                                                                                      3 of 4                                                      March 17, 2014

Matthews International Corporation
Matthews International Corporation, headquartered in Pittsburgh, Pennsylvania, is a designer, manufacturer and marketer principally of memorialization products and brand solutions.  Memorialization products consist primarily of bronze and granite memorials and other memorialization products, caskets and cremation equipment for the cemetery and funeral home industries.  Brand solutions include graphics imaging products and services, marking and fulfillment systems, and merchandising solutions.  The Company’s products and services include cast bronze and granite memorials and other memorialization products; caskets; cast and etched architectural products; cremation equipment and cremation-related products; mausoleums; brand management; printing plates and cylinders, pre-press services and imaging services for the primary packaging and corrugated industries; marking and coding equipment and consumables, industrial automation products and order fulfillment systems for identifying, tracking, picking and conveying consumer and industrial products; and merchandising display systems and marketing and design services.

SGK
SGK is a leading global brand development, activation and deployment company that drives brand performance. By creating brands, helping sell brands, producing brand assets and protecting brand equities, we help our clients achieve higher brand performance. SGK's global footprint spans more than 20 countries. SGK was formerly marketed as Schawk, Inc.

Forward-Looking Statements
Any forward-looking statements contained in this press release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations.  Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, risks relating to the merger, including in respect of the satisfaction of closing conditions to the merger; unanticipated difficulties and/or expenditures relating to the merger; the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; uncertainties as to the timing of the merger; litigation relating to the merger; the impact of the transaction on relationships with customers, employees and third parties; and the inability to obtain, or delays in obtaining cost savings and synergies from the Merger; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

No Offer or Solicitation
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Matthews International Corporation                                                                                      4 of 4                                                      March 17, 2014

Additional Information
In connection with the merger the Company will file a registration statement on Form S-4 with the SEC that will include a proxy statement of SGK that also constitutes a prospectus of the Company with respect to the shares of the Company's common stock to be issued to SGK's shareholders in the merger. INVESTORS AND SECURITY HOLDERS OF SGK ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/ PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED BY THE COMPANY OR SGK WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus (when available) and other relevant documents filed or that will be filed by the Company or SGK with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the registration statement, proxy statement/prospectus and other relevant documents filed by the Company with the SEC may be obtained free of charge by going to the Company's Investor Relations page on its corporate website at www.matw.com, by contacting the company's Investor Relations by mail at Matthews International Corporation, Two NorthShore Center, Pittsburgh, Pennsylvania 15212, Attn: Investor Relations Department, or by telephone (412) 442-8200. Copies of the registration statement, proxy statement/prospectus and other relevant documents filed by SGK with the SEC may be obtained free of charge by going to SGK’s Investor Relations page on its corporate website at www.sgkinc.com, by contacting SGK's Investor Relations by mail at SGK, Inc., 1695 S. River Rd., Des Plaines, IL 60018, Attn: Investor Relations Department, or by telephone at (847) 827-9494.

Participants In The Solicitation
The Company, SGK and their respective directors, executive officers and various other members of management and employees may be deemed to be participants in the solicitation of proxies from SGK's stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of SGK security holders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.  Information about SGK's directors and executive officers is set forth in SGK's Proxy Statement on Schedule 14A for its 2013 Annual Meeting of Shareholders, which was filed with the SEC on April 12, 2013, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on March 5, 2014.  Information about the directors and executive officers of the Company is set forth in the Company's Proxy Statement for its 2014 Annual Meeting of Shareholders, which was filed with the SEC on January 21, 2014, and its Annual Report on Form 10-K for the fiscal year ended September 30, 2013, which was filed with the SEC on November 27, 2013.  Additional information regarding the interests of these potential participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Investor contact:                  Steven F. Nicola
Chief Financial Officer, Secretary & Treasurer
(412) 442-8262

Media contact:                     Ann Wilson
Director, Change Management and Communications
(412) 995-1665